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                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-36705 on Form S-3 and Registration Statements Nos. 33-49758, 33-85744 and 333-07541 on Form S-8 of Abaxis, Inc. of our report dated April 22, 1997, April 30, 1997 as to Note 10, October 24, 1997 as to Note 11 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11), appearing in this Annual Report on Form 10-K/A of Abaxis, Inc. for the year ended March 31, 1997.





DELOITTE & TOUCHE LLP

San Jose, California
October 24, 1997